Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-293443) pertaining to the 2023 Incentive Award Plan of Mineralys Therapeutics, Inc. and the 2023 Employee Stock Purchase Plan of Mineralys Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-284929) pertaining to the 2023 Incentive Award Plan of Mineralys Therapeutics, Inc., the 2023 Employee Stock Purchase Plan of Mineralys Therapeutics, Inc., and the 2025 Employment Inducement Incentive Award Plan of Mineralys Therapeutics, Inc.,
(3)Registration Statement (Form S-8 No. 333-269698) pertaining to the 2020 Equity Incentive Plan of Mineralys Therapeutics, Inc., the 2023 Incentive Award Plan of Mineralys Therapeutics, Inc., and the 2023 Employee Stock Purchase Plan of Mineralys Therapeutics, Inc.,
(4)Registration Statement (Form S-8 No. 333-283147) pertaining to the 2023 Incentive Award Plan of Mineralys Therapeutics, Inc. and the 2023 Employee Stock Purchase Plan of Mineralys Therapeutics, Inc.,
(5)Registration Statement (Form S-3 No. 333-278122) of Mineralys Therapeutics, Inc., and
(6)Registration Statement (Form S-3 No. 333-291435) of Mineralys Therapeutics, Inc.;
of our report dated March 12, 2026, with respect to the financial statements of Mineralys Therapeutics, Inc. included in this Annual Report (Form 10-K) of Mineralys Therapeutics, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Denver, Colorado
March 12, 2026